                                                                    EXHIBIT 99.1

                             GLEN ROCK STATE BANK

                               FINANCIAL REPORT

                               DECEMBER 31, 2000

                                C O N T E N T S

                                        Page

INDEPENDENT AUDITOR'S REPORT
  ON THE FINANCIAL STATEMENTS              1

FINANCIAL STATEMENTS

  Balance sheets                           2
  Statements of income                     3
  Statements of stockholders' equity       4
  Statements of cash flows                 5
  Notes to financial statements         6-24

Beard Miller Company LLP
Certified Public Accountants and Consultants

                         INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Glen Rock State Bank
Glen Rock, Pennsylvania


       We have audited the accompanying balance sheet of Glen Rock State Bank as of December 31, 2000, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Glen Rock State Bank as of December 31, 1999 were audited by other auditors whose report, dated February 3, 2000, expressed an unqualified opinion on those statements.


       We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Glen Rock State Bank as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



                                         /s/ BEARD MILLER COMPANY LLP



Reading, Pennsylvania
February 2, 2001

GLEN ROCK STATE BANK
BALANCE SHEETS

----------------------------------------------------------------------------------------------------------------------------
December 31,                                                                                       2000            1999
----------------------------------------------------------------------------------------------------------------------------
                                                 (In Thousands, Except Share Data)

       ASSETS
Cash and due from banks                                                                         $      4,019    $      5,110
Federal funds sold                                                                                     6,280             863
Interest-bearing deposits in other banks                                                                 293             332
                                                                                            --------------------------------

       Cash and cash equivalents                                                                      10,592           6,305
Securities available for sale                                                                         44,705          46,206
Restricted investment in FHLB stock, at cost                                                           2,259           2,259
Loans receivable, net of allowance for loan losses
  2000 $1,857; 1999 $1,520                                                                           120,502         117,181
Bank premises and equipment, net                                                                       3,370           2,394
Accrued interest receivable and other assets                                                           5,913           5,175
                                                                                            --------------------------------

       Total assets                                                                             $    187,341    $    179,520
                                                                                            ================================

  LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposits:
     Non-interest bearing                                                                       $     11,001    $     11,127
     Interest bearing                                                                                128,994         121,604
                                                                                            --------------------------------

       Total deposits                                                                                139,995         132,731

  Short-term debt                                                                                     14,500          13,410
  Long-term debt                                                                                      14,679          16,865
  Accrued interest payable and other liabilities                                                       1,332           1,286
                                                                                            --------------------------------

       Total liabilities                                                                             170,506         164,292
                                                                                            --------------------------------

STOCKHOLDERS' EQUITY
  Common stock, par value $2.00 per share; authorized 4,000,000 shares;
     issued and outstanding 2000 1,341,534 shares; 1999 1,335,716 shares                               2,683           2,671
  Additional paid-in capital                                                                           2,974           2,909
  Retained earnings                                                                                   10,946          10,498
  Accumulated other comprehensive income (loss)                                                          232            (850)
                                                                                            --------------------------------

       Total stockholders' equity                                                                     16,835          15,228
                                                                                            --------------------------------

       Total liabilities and stockholders' equity                                               $    187,341    $    179,520
                                                                                            ================================

See Notes to Financial Statements.

GLEN ROCK STATE BANK
STATEMENTS OF INCOME

------------------------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                                          2000             1999
------------------------------------------------------------------------------------------------------------------------------
                                                                                         (In Thousands, Except Per Share Data)
Interest and dividend income:
  Loans receivable, including fees                                                              $        9,984   $       9,439
  Securities:
     Taxable                                                                                             2,602           2,220
     Tax-exempt                                                                                            395             394
  Other                                                                                                    435             365
                                                                                             ---------------------------------

       Total interest income                                                                            13,416          12,418
                                                                                             ---------------------------------

Interest expense:
  Deposits                                                                                               5,527           4,894
  Borrowings                                                                                             1,952           1,327
                                                                                             ---------------------------------

       Total interest expense                                                                            7,479           6,221
                                                                                             ---------------------------------

       Net interest income                                                                               5,937           6,197

Provision for loan losses                                                                                  555             290
                                                                                             ---------------------------------

       Net interest income after provision for loan losses                                               5,382           5,907
                                                                                             ---------------------------------

Other income:
  Service charges on deposit accounts                                                                      213             205
  Other service charges and fees                                                                           201             187
  Earnings on life insurance                                                                               151             151
  Other operating income                                                                                   220             177
                                                                                             ---------------------------------

       Total other income                                                                                  785             720
                                                                                             ---------------------------------

Other expenses:
  Salaries and employee benefits                                                                         2,567           2,500
  Occupancy                                                                                                209             208
  Equipment                                                                                                431             485
  Advertising                                                                                              199             169
  Bank shares tax                                                                                          150             136
  Other operating expenses                                                                               1,133           1,066
                                                                                             ---------------------------------

       Total other expenses                                                                              4,689           4,564
                                                                                             ---------------------------------

       Income before income taxes                                                                        1,478           2,063

Federal income taxes                                                                                       414             576
                                                                                             ---------------------------------

       Net income                                                                               $        1,064   $       1,487
                                                                                             =================================

Earnings per share, basic and diluted                                                           $         0.80   $        1.11
                                                                                             =================================

See Notes to Financial Statements.

GLEN ROCK STATE BANK
STATEMENTS OF STOCKHOLDERS' EQUITY

-----------------------------------------------------------------------------------------------------------------------------------
Years Ended December 31, 2000 and 1999
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Accumulated
                                                             Additional                           Other              Total
                                              Common          Paid-In           Retained      Comprehensive      Stockholders'
                                              Stock           Capital           Earnings      Income (Loss)         Equity
                                            ---------------------------------------------------------------------------------------
                                                                              (Dollars In Thousands)
Balance, December 31, 1998                    $     1,333      $       2,863     $   10,880    $   341            $   15,417
                                                                                                                  ----------
  Comprehensive income:
     Net income                                         -                  -          1,487          -                 1,487
     Change in net unrealized
        gains (losses) on securities, net
        of tax effects                                  -                  -              -     (1,191)               (1,191)
                                                                                                                  ----------

       Total comprehensive income                                                                                        296
                                                                                                                  ----------

  2-for-1 stock split in the form of
     100% stock dividend                            1,335                  -         (1,335)         -                     -
  Cash dividends on common stock
     ($.40 per share)                                   -                  -           (534)         -                  (534)
  Stock issued (1,404 shares)                           3                 46              -          -                    49
                                            --------------------------------------------------------------------------------

Balance, December 31, 1999                          2,671              2,909         10,498       (850)               15,228
                                                                                                                  ----------
  Comprehensive income:
     Net income                                         -                  -          1,064          -                 1,064
     Change in net unrealized gains
       (losses) on securities, net
        of tax effects                                  -                  -              -      1,082                 1,082
                                                                                                                  ----------

       Total comprehensive income                                                                                      2,146
                                                                                                                  ----------

  Cash dividends on common stock
     ($.46 per share)                                   -                  -           (616)         -                  (616)
  Stock issued (5,818 shares)                          12                 65              -          -                    77
                                            --------------------------------------------------------------------------------

Balance, December 31, 2000                    $     2,683      $       2,974     $   10,946    $   232            $   16,835
                                            ================================================================================

See Notes to Financial Statements.

GLEN ROCK STATE BANK
STATEMENTS OF CASH FLOWS

-------------------------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                                              2000             1999
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                         (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                                                      $      1,064     $      1,487
  Adjustments to reconcile net income to net cash provided by operating activities:
     Provision for loan losses                                                                             555              290
     Depreciation and amortization                                                                         331              383
     Net amortization (accretion) of securities premiums and discounts                                      (3)               2
     Deferred income taxes (benefit)                                                                      (130)              77
     Realized (gains) losses on sale of assets                                                               9               45
     Earnings on life insurance                                                                           (151)            (151)
     (Increase) in accrued interest receivable and other assets                                           (268)            (176)
     Increase (decrease) in accrued interest payable and other liabilities                                  25              (44)
                                                                                              ---------------------------------

       Net cash provided by operating activities                                                         1,432            1,913
                                                                                              ---------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities and principal repayments of securities available for sale                     5,143           12,141
  Purchase of securities available for sale                                                             (3,000)         (19,487)
  Net increase in loans                                                                                 (3,895)          (2,154)
  Purchases of bank premises and equipment                                                              (1,345)            (104)
  Proceeds from sale of other real estate owned                                                             47              510
  Proceeds from sale of bank premises and equipment                                                        255                -
                                                                                              ---------------------------------

       Net cash used in investing activities                                                            (2,795)          (9,094)
                                                                                              ---------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in deposits                                                                               7,264              683
  Proceeds from long-term debt                                                                          13,823            6,000
  Repayment of long-term debt                                                                          (16,009)          (7,007)
  Net increase in short-term borrowings                                                                  1,090            8,410
  Issuance of common stock                                                                                  77               49
  Dividends paid                                                                                          (595)            (600)
                                                                                              ---------------------------------

       Net cash provided by financing activities                                                         5,650            7,535
                                                                                              ---------------------------------

       Increase in cash and cash equivalents                                                             4,287              354

Cash and cash equivalents:
  Beginning                                                                                              6,305            5,951
                                                                                              ---------------------------------

  Ending                                                                                          $     10,592     $      6,305
                                                                                              =================================

Cash payments for:
  Interest                                                                                        $      7,460     $      6,335
                                                                                              =================================

  Income taxes                                                                                    $        450     $        503
                                                                                              =================================

See Notes to Financial Statements.

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS


1
--------------------------------------------------------------------------------
SIGNIFICANT ACCOUNTING POLICIES

Nature of operations:

  Glen Rock State Bank operates five branches in suburban communities in south central Pennsylvania and northern Maryland under a state bank charter. The Bank primarily provides financial services to small and middle market businesses and to individuals. As a state bank, the Bank is subject to regulation of the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation.

Estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Presentation of cash flows:

  For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold and interest bearing deposits in other banks.

Securities:

  Securities classified as available for sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using a method which approximates the interest method over the period to maturity.

Loans receivable:

  Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff generally are stated at their outstanding unpaid principal balances, net of any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS


1
--------------------------------------------------------------------------------
SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans receivable (continued):

  The accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due unless the credit is well secured and in the process of collection, or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for loan losses:

  The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

  The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibilty of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

  A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreements. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price or the fair value of the collateral if the loan is collateral dependent.

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS


1
--------------------------------------------------------------------------------
SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Allowance for loan losses (continued):

  Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

Other real estate:

  Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value, less estimated costs to sell, at the date of foreclosure establishing a new cost basis and are included in other assets. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of the Bank's cost or fair value less estimated costs to sell. Revenue and expenses from operations and additions to the valuation allowance are included in other expenses.

Bank premises and equipment:

  Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally on the straight-line method over the estimated useful lives of the related assets.

Income taxes:

  Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Advertising:

  Advertising costs are expensed as incurred.

Off-balance sheet financial instruments:

  In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the balance sheet when they are funded.

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS


1
--------------------------------------------------------------------------------
SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per share:

  Basic earnings per share represents income available to common stockholders divided by the weighted average number of shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Bank relate to outstanding stock options and are determined using the treasury stock method.

Comprehensive income:

  Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

  The components of other comprehensive income (loss) and related tax effects are as follows:

                                                                                      Years Ended December 31,
                                                                                       2000              1999
                                                                              -------------------------------------
                                                                                          (In Thousands)
Unrealized holding gains (losses) arising during the year                       $           1,640   $        (1,805)

Tax effect                                                                                   (558)              614
                                                                              -------------------------------------

       Net of tax amount                                                        $           1,082   $        (1,191)
                                                                              =====================================

New accounting standard:

  In September 2000, the Financial Accounting Standards Board issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement replaces SFAS No. 125 of the same name. It revises the standards for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of SFAS No. 125 without reconsideration. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. This statement is to be applied prospectively with certain exceptions. Other than these exceptions, earlier or retroactive application of its accounting provisions is not permitted. The adoption of the statement is not expected to have a significant impact on the Bank.

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS


1
--------------------------------------------------------------------------------
SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reclassifications:

  Certain items on the 1999 financial statements have been reclassified to conform with the 2000 financial statement presentation format.


2
--------------------------------------------------------------------------------
RESTRICTIONS ON CASH AND DUE FROM BANK BALANCES

The Bank is required to maintain reserve balances with the Federal Reserve Bank and other correspondent banks. The required reserve balance at December 31, 2000 and 1999 was $1,025,000.


3
--------------------------------------------------------------------------------
SECURITIES

The amortized cost and fair value of available for sale securities at December 31 were as follows:

                                                                        Gross               Gross
                                                       Amortized       Unrealized          Unrealized          Fair
                                                         Cost            Gains               Losses            Value
                                                    --------------------------------------------------------------------
                                                                                (In Thousands)
December 31, 2000:
  U.S. Treasury securities                            $    3,752        $      23           $      -         $   3,775
  U.S. Government agencies                                14,475              130                 (80)          14,525
  State and political subdivisions                         7,365              193                   -            7,558
  Corporate debt securities                                3,903               52                (100)           3,855
  Mortgage-backed securities                              14,858              157                 (23)          14,992
                                                    --------------------------------------------------------------------

                                                      $   44,353        $     555           $    (203)       $  44,705
                                                    ===================================================================

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS

3
--------------------------------------------------------------------------------
SECURITIES (CONTINUED)

                                                                       Gross            Gross
                                                      Amortized      Unrealized       Unrealized        Fair
                                                        Cost           Gains            Losses         Value
                                                    ----------------------------------------------------------------
                                                                           (In Thousands)
December 31, 1999:
  U.S. Treasury securities                           $    4,748      $     -         $    (52)         $     4,696
  U.S. Government agencies                               11,675            -             (417)              11,258
  State and political subdivisions                        8,073           21             (289)               7,805
  Corporate debt securities                               3,899            -             (117)               3,782
  Mortgage-backed securities                             19,099            4             (438)              18,665
                                                    ----------------------------------------------------------------

                                                     $   47,494      $    25         $ (1,313)         $    46,206
                                                    ================================================================

The amortized cost and fair value of securities as of December 31, 2000 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without call or prepayment penalties:

                                                      Available For Sale
                                               ----------------------------
                                                 Amortized
                                                   Cost          Fair Value
                                               ----------------------------
                                                         (In Thousands)
Due in one year or less                          $   3,260       $   3,262
Due after one year through five years               13,864          13,975
Due after five years through ten years               1,699           1,740
Due after ten years                                 10,672          10,736
Mortgage-backed securities                          14,858          14,992
                                               ----------------------------

                                                 $  44,353       $  44,705
                                               ============================

Securities with an amortized cost of $4,251,000 and $11,988,000 at December
31, 2000 and 1999, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS


4
--------------------------------------------------------------------------------
LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES

Loans receivable are comprised of the following:

                                                        December 31,
                                                   2000              1999
                                            -----------------------------------
                                                       (In Thousands)
Commercial, financial and agricultural           $    60,649       $     58,235
Real estate:
  Construction                                           575                535
  Mortgage                                            26,940             25,935
Home equity lines of credit                            1,870              1,540
Installment loans to individuals                      28,703             29,154
Student loans                                          3,954              3,644
                                            -----------------------------------
       Total loans                                   122,691            119,043
Deferred fees, net                                      (332)              (342)
Allowance for loan losses                             (1,857)            (1,520)
                                            -----------------------------------

       Net loans receivable                      $   120,502       $    117,181
                                            ===================================

The following table presents changes in the allowance for loan losses:

                                         Years Ended December 31,
                                             2000        1999
                                       --------------------------
                                               (In Thousands)
Balance, beginning                          $ 1,520     $ 1,654
Provision for loan losses                       555         290
Loans charged off                              (241)       (431)
Recoveries                                       23           7
                                       --------------------------

Balance, ending                             $ 1,857     $ 1,520
                                       ==========================

The recorded investment in impaired loans, not requiring an allowance for loan losses, was approximately $901,000 and $1,451,000 at December 31, 2000 and 1999, respectively. The recorded investment in impaired loans requiring an allowance for loan losses was approximately $772,000 and $852,000 at December 31, 2000 and 1999, respectively. At December 31, 2000 and 1999, the related allowance for loan losses associated with those loans was approximately $155,000 and $303,000, respectively. For the years ended December 31, 2000 and 1999, the average recorded investment in these impaired loans was approximately $2,427,000 and $2,355,000, respectively, and the interest income recognized on impaired loans was approximately $131,000 and $42,000, respectively.

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS



5
--------------------------------------------------------------------------------
BANK PREMISES AND EQUIPMENT

Components of bank premises and equipment are as follows:

                                                                    December 31,
                                                                 2000         1999
                                                    --------------------------------------------
                                                                    (In Thousands)
Land and land improvements                                        $      725           $     478
Buildings and improvements                                             2,536               1,900
Furniture and equipment                                                2,089               1,840
                                                    --------------------------------------------
                                                                       5,350               4,218
Less accumulated depreciation                                          1,980               1,824
                                                    --------------------------------------------

                                                                  $    3,370           $   2,394
                                                    ============================================



6
--------------------------------------------------------------------------------
DEPOSITS

The composition of deposits is as follows:

                                                                    December 31,
                                                                 2000         1999
                                                   ---------------------------------------------
                                                                    (In Thousands)
Demand, non-interest bearing                                      $   11,001           $  11,127
Interest Checking and Money Market                                    39,450              34,010
Savings                                                               17,695              17,648
Time certificates $ 100,000 or more                                    8,072               7,366
Other time certificates                                               63,777              62,580
                                                   ---------------------------------------------

                                                                  $  139,995           $ 132,731
                                                   =============================================

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS


6
--------------------------------------------------------------------------------
DEPOSITS (CONTINUED)

At December 31, 2000, the scheduled maturities of time deposits are as follows (in thousands):

    2001                                                             $  50,340
    2002                                                                17,978
    2003                                                                 2,178
    2004                                                                   445
    2005                                                                   908
                                                                     -----------

                                                                     $  71,849
                                                                     ===========



7
--------------------------------------------------------------------------------
BORROWED FUNDS

The Bank has available a $25 million line of credit agreement with the Federal Home Loan Bank of Pittsburgh (FHLB). This line expires in December 2001. The interest rate on this line was 6.64% at December 31, 2000. Borrowings under this line at December 31, 2000 and 1999 were $14,500,000 and $1,445,000, respectively.

At December 31, 1999, the Bank had other short-term borrowings from the FHLB totaling $9,085,000 which had a weighted average interest rate of 5.71% and from Bear Steams totaling $2,880,000 at 6.25%.

Long-term debt consists of advances from the FHLB, with maturity dates ranging from July 2002 to September 2015. Long-term borrowings from the FHLB at December 31, 2000 and 1999 amounted to $14,357,000 and $16,865,000, respectively.
Interest rates on these borrowings at December 31, 2000 ranged from 3.75% to 7.17%. Interest rates on $ 9 million of these advances may be converted to a floating rate at the option of the FHLB. The remaining $5,357,000 are at fixed rates to maturity.

Borrowings from the FHLB are collateralized by certain qualifying assets of the Bank. The Bank has a maximum borrowing capacity with the FHLB of approximately $ 71 million at December 31, 2000, of which $28,857,000 was outstanding.

During 2000, the Bank was advanced funds from a local bank of which $322,000 were outstanding at December 31, 2000. This note is payable in monthly payments including interest of $1,543. Interest is being charged at a fixed rate of 4.00%.

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS



7
--------------------------------------------------------------------------------
BORROWED FUNDS (CONTINUED)

Scheduled repayments of all long-term borrowings are as follows (in thousands):



    2001                                                              $      14
    2002                                                                  5,014
    2003                                                                     15
    2004                                                                     15
    2005                                                                     16
    Thereafter                                                            9,605
                                                                      ----------
                                                                      $  14,679
                                                                      ==========



8
--------------------------------------------------------------------------------
EMPLOYEE BENEFITS

A stock incentive plan was approved by stockholders in 1999 authorizing 140,000 shares for grants of options. Options granted under the plan are subject to ten year terms and vest and become exercisable equally during a three year period.

Stock option transactions under the Plan were as follows:

                                                                           Years Ended December 31,
                                                                         2000                   1999
                                                      -----------------------------------------------------------------
                                                                            Weighted-                       Weighted-
                                                                             Average                         Average
                                                                            Exercise                        Exercise
                                                            Options           Price          Options          Price
                                                      -----------------------------------------------------------------

Outstanding at the beginning of the year                          18,692  $       16.00                -  $           -
Granted                                                            8,000          11.31           18,692          16.00
                                                      -----------------------------------------------------------------

Outstanding at the end of the year                                26,692  $       14.59           18,692  $       16.00
                                                      =================================================================

Exercisable at December 31                                         6,225  $       16.00
                                                      =================================

Weighted average fair value of options                                    $        3.67                   $        3.79
  Granted during the year
                                                                        ===============                 ===============

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS




8
--------------------------------------------------------------------------------
EMPLOYEE BENEFITS (CONTINUED)

Options available for grant at December 31, 2000 were 113,308.

The weighted-average remaining contractual life of the above options at December 31, 2000 is approximately 9.3 years.

The Bank has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee and director stock options. Under APB 25, because the exercise price of the Bank's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income and net income per share is required by Statement of Financial Standards No. 123, and has been determined as if the Bank had accounted for its stock options under the fair value method of that statement. The fair value of these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 2000 and 1999, respectively: risk-free interest rates of 6.1% and 6.0%, an expected life of the options of 10 years, expected volatility of 23.81% and 9.22% and expected dividends of 2.5%.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Bank's pro forma information is as follows:

                                         Years Ended December 31,
                                           2000         1999
                                         -------------------------
                                              (In Thousands)
Net income:
  As reported                            $   1,064   $   1,487
  Pro forma                                  1,044       1,486

Earnings per share, basic and diluted:
  As reported                            $    0.80   $    1.11
  Pro forma                              $    0.78   $    1.11

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS



8
--------------------------------------------------------------------------------
EMPLOYEE BENEFITS (CONTINUED)

The Bank has a defined contribution retirement plan which covers a significant number of its employees. The Plan provides for a qualified matching contribution by the Bank. The Plan is intended to provide retirement benefits in return for services rendered, to provide an individual account for each participant, and to have terms that specify how contributions to the participant's account are to be determined rather than the amount of pension benefits the participant is to receive. Contributions to this plan for the years ended December 31, 2000 and 1999 were $51,000 and $24,000, respectively.

The Bank's noncontributory defined benefit pension plan was terminated as of September 30, 1999. The Bank received government approvals for the plan termination and distributed all of the plan assets to participants during 2000. Pension expense for this plan was $-0- and $173,000 for the years ended December 31, 2000 and 1999, respectively.


9
--------------------------------------------------------------------------------
DIVIDEND REINVESTMENT PLAN

The Bank has suspended its Dividend Reinvestment and Common Stock Purchase Plan ("DRP") as a result of the pending merger of the Bank (see Note 15). The DRP provided each stockholder of fifty or more shares of common stock a method of purchasing additional common shares without payment of any brokerage commission, service charge or other similar expense. A participant in the Plan was able to direct any cash dividends paid on their shares of common stock toward automatic investment in additional shares of common stock. All participants who were eligible to participate in the Plan could also elect to make voluntary cash payments of not less than $100 or not more than $500 per quarter. A participant could withdraw from the Plan at any time.

The Plan agent purchased shares from the Bank or in the open market. The price of shares purchased from the Bank by a participant in the Plan was the average of the low bid and high asked quotations for the shares obtained by the Plan agent on the purchase date or, if no such bid and asked prices were quoted on that date, the most recent prior date on which such prices were quoted. The purchase price per share allocated to each participant was the participant's pro rata portion of the actual price of all shares purchased under the Plan at each dividend date.

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS



10
-------------------------------------------------------------------------------
NET INCOME PER COMMON SHARE

The following table sets forth the computations of basic and diluted earnings per share for the years ended December 31, 2000 and 1999:

                                                                                           2000               1999
                                                                             -------------------------------------
                                                                                (Dollars In Thousands Except Per
                                                                                           Share Data)

   Net income                                                                         $   1,064        $     1,487
                                                                             =====================================

   Weighted average shares outstanding:
      Basic                                                                           1,337,287          1,335,716


      Diluted                                                                         1,338,658          1,335,716
                                                                             =====================================

   Net income per common share:
      Basic                                                                          $     0.80        $      1.11
                                                                             =====================================

      Diluted                                                                        $     0.80        $      1.11
                                                                             =====================================


11
--------------------------------------------------------------------------------
INCOME TAXES

The provision for federal income taxes consisted of the following:

                                                                                       Years Ended December 31,
                                                                                           2000        1999
                                                                             -------------------------------------
                                                                                            (In Thousands)

      Current                                                                           $   544      $  499
      Deferred                                                                             (130)         77
                                                                             -------------------------------------

                                                                                        $   414      $  576
                                                                             =====================================

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS



11
--------------------------------------------------------------------------------
INCOME TAXES (CONTINUED)

Reconciliation of the statutory income tax expense computed at 34% to the income tax expense included in the statements of income is as follows:

                                                                                  Years Ended December 31,
                                                                                  2000                   1999
                                                                               ----------------------------------------
                                                                                             (In Thousands)
       Computed statutory tax expense                                                      $     502          $     701
       Tax-exempt interest                                                                      (159)              (125)
       Other                                                                                      71                  -
                                                                               ----------------------------------------

                                                                                           $     414          $     576
                                                                               ========================================

Net deferred tax assets consisted of the following components:

                                                                                              December 31,
                                                                                   2000                          1999
                                                                                -------------------------------------
                                                                                             (In Thousands)
Deferred tax assets:
       Allowance for loan losses                                                           $      461         $   365
       Unrealized losses on securities                                                              -             438
       Interest income on nonaccrual loans                                                         55              62
       Other                                                                                       34              18
                                                                                -------------------------------------

          Total deferred tax assets                                                               550             883
                                                                                -------------------------------------

Deferred tax liabilities:
       Depreciation and amortization                                                              (88)           (102)
       Unrealized gains on securities                                                            (120)              -
        Other                                                                                     (55)            (66)
                                                                                -------------------------------------

          Total deferred tax liabilities                                                         (263)           (168)
                                                                                -------------------------------------

          Net deferred tax assets                                                          $      287         $    715
                                                                                =====================================

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS



12
--------------------------------------------------------------------------------
RELATED PARTY TRANSACTIONS

The Bank has had banking transactions in the ordinary course of business with its executive officers, directors and their affiliated companies (related parties) on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. At December 31, 2000 and 1999, these persons were indebted to the Bank for loans totaling $2,593,000 and $409,000, respectively. During 2000, new loans of $2,324,000 were made and repayments totaled $140,000.


13
--------------------------------------------------------------------------------
FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

A summary of the Bank's financial instrument commitments is as follows:

                                                     December 31,
                                                   2000            1999
                                              -----------------------------
                                                      (In Thousands)

Commitments to grant loans                       $    2,519    $   4,125
Unfunded commitments under lines of credit           10,938        8,755
Outstanding letters of credit                         1,164          594

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS



13
--------------------------------------------------------------------------------
FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED)

Outstanding letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.


14
--------------------------------------------------------------------------------
CONCENTRATION OF CREDIT RISK

The Bank grants commercial, residential and consumer loans to customers primarily located in south central, Pennsylvania and northern Maryland. The concentrations of credit by type of loan are set forth in Note 4. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is influenced by the region's economy.


15
--------------------------------------------------------------------------------
MERGER

On November 7, 2000, the Bank executed an agreement to merge with and into Peoples State Bank, a wholly-owned subsidiary of Community Banks, Inc. ("CBI"). As a result of the merger, each stockholder of the Bank will receive 0.9 shares of CBI stock subject to certain adjustments as described in the merger agreement. The agreement is subject to approval of the Bank's stockholders and regulatory agencies. A special meeting of stockholders to vote on the merger is scheduled on March 15, 2001.


16
--------------------------------------------------------------------------------
REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS



16
--------------------------------------------------------------------------------
REGULATORY MATTERS (CONTINUED)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2000, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category.

The Bank's actual capital amounts and ratios are also presented below.

                                                                                                             To Be Well
                                                                                        For Capital      Capitalized Under
                                                                                          Adequacy       Prompt Corrective
                                                                      Actual              Purposes       Action Provisions
                                                              -------------------------------------------------------------------
                                                                 Amount     Ratio     Amount     Ratio     Amount    Ratio
                                                              -------------------------------------------------------------------
                                                                                  (Dollars In Thousands)
As of December 31, 2000:
  Total capital (to risk weighted assets)                       $  18,226  14.03 % $   *10,387   *8.00 %   $ *12,984  *10.00 %
  Tier I capital (to risk weighted assets)                         16,603  12.78        *5,194   *4.00        *7,791   *6.00
  Tier I capital (to average assets)                               16,603   8.88        *7,479   *4.00        *9,349   *5.00

As of December 31, 1999:
  Total capital (to risk weighted assets)                       $  17,576  14.67 % $    *9,589   *8.00 %   $  *11,986 *10.00 %
  Tier I capital (to risk weighted assets)                         16,078  13.40        *4,794   *4.00         *7,192  *6.00
  Tier I capital (to average assets)                               16,078   9.00        *7,146   *4.00         *8,932  *5.00

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings.


17
--------------------------------------------------------------------------------
FAIR VALUE OF FINANCIAL INSTRUMENTS

Management uses its best judgment in estimating the fair value of the Bank's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends and have not been re-evaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

* Greater than

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS



17
--------------------------------------------------------------------------------
FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Bank's financial instruments at December 31, 2000 and 1999:

  Cash and cash equivalents:
     The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

  Securities:

     Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

  Loans receivable:

     For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans (e.g., residential real estate and consumer loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

  Accrued interest receivable and payable:
     The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

  Deposit liabilities:

     The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposits approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

  Short-term borrowings and long-term debt:

     Fair values of short-term borrowings approximate their carrying amount. Fair values of long-term debt are estimated using discounted cash flow analysis, based on rates currently available to the Bank for advances with similar terms and remaining maturities.

GLEN ROCK STATE BANK
NOTES TO FINANCIAL STATEMENTS



17
--------------------------------------------------------------------------------
FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

  Off-balance sheet financial instruments:
     Fair values for the Bank's off-balance sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and the counterparties' credit standing.

  The estimated fair values of the Bank's financial instruments were as follows at December 31, 2000 and 1999:


                                                                      2000                     1999
                                                            ------------------------------------------------
                                                               Carrying      Fair      Carrying      Fair
                                                                Amount      Value       Amount      Value
                                                            ------------------------------------------------
                                                                               (In Thousands)
Financial assets:
  Cash and due from banks                                     $    4,019  $    4,019  $    5,110  $    5,110
  Federal funds sold                                               6,280       6,280         863         863
  Interest-bearing deposits in other banks                           293         293         332         332
  Securities available for sale                                   44,705      44,705      46,206      46,206
  Loans receivable, net of allowance for                         120,502     117,889     117,181     115,923
     loan losses
  Accrued interest receivable                                      1,253       1,253       1,066       1,066

Financial liabilities:
  Deposits                                                       139,995     140,219     132,731     132,771
  Short-term debt                                                 14,500      14,500      13,410      13,410
  Long-term debt                                                  14,679      14,628      16,865      16,350
  Accrued interest payable                                           863         863         844         844

Off-balance sheet financial instruments:
  Commitments to extend credit                                         -           -           -           -
  Standby letters of credit                                            -           -           -           -